AMENDMENT
TO
NONSTATUTORY STOCK OPTION GRANT AGREEMENT
UNDER THE
2006 PLASTINUM POLYMER TECHNOLOGIES CORP. LONG-TERM INCENTIVE PLAN

This Amendment (this "***Amendment***") is entered into as of January 2, 2009 between **Nils Berten** (the "***Optionee***") and Plastinum Polymer Technologies Corp., a Delaware corporation (the "***Company***").

WITNESSETH:

WHEREAS, the Company previously entered into a Nonstautory Stock Option Agreement with the Optionee effective as of April 18, 2008 (the "**Original Agreement**") under the Company's 2006 Long-Term Incentive Plan providing for the issuance to the Optionee of options for the purchase of shares of the Company's common stock at an exercise price of $0.30 per share (the "**Options**"); and

WHEREAS, the Original Agreement provides for the vesting of the Options to occur on the attainment of certain milestones by the end of certain calendar years and that such milestones may be adjusted by the Compensation Committee of the Company at its discretion at the beginning of the respective calendar year; and

WHEREAS, the milestone that was to be attained by December 31, 2008 was not so attained and therefore one-third of the Options granted under the Original Agreement will not vest and have expired; and

WHEREAS, pursuant to the provisions of the Original Agreement, the Compensation Committee of the Company has determined that it is in the best interests of the Company to modify the vesting terms of the remaining Options (without increasing the number of Options originally subject to vesting each calendar year); and

WHEREAS, all capitalized terms used herein but not expressly defined herein shall have the meanings assigned to them in the Original Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. **Amendments to Original Agreement.**

(a) Section 2(a) of the Original Agreement is hereby amended by replacing the language beginning with clause (ii) thereof in its entirety with the following:

> "(ii) on December 31, 2009 if at least one fully operational factory has been established by the Company anywhere in the world and (iii) on December 31, 2010 if at least four fully operational factories, including the one contemplated by the preceding clause (ii), have been established by the Company anywhere in the world; provided, however, that the Milestone in clause (iii) above may be adjusted by the Compensation Committee of the Company at its discretion by January 15, 2010. For purposes of this Section 2(a), the establishment of a factory by a subsidiary of the Company or through a joint venture established by the Company's subsidiary with another entity or person shall be deemed to be a factory established by the Company if the Company (or a subsidiary of the Company) owns at least a fifty percent (50%) interest in the equity or profits of such joint venture."

(b) Section 2(b) of the Original Agreement is hereby amended by adding the following sentence at the end thereof:

> "For the sake of clarification, in the event that the Milestone in clause (ii) of Section 2(a) is not attained, the Milestone in clause (iii) of Section 2(a) shall remain attainable on its own."

(c) In calculating the number of shares of Common stock of the Company issued and outstanding for purposes of Section 2(c) of the Original Agreement, issued and outstanding shares of preferred stock of the Company which are convertible into Common Stock of the Company shall be treated as if they have been so converted.

2. **Original Agreement in Effect**. Except as specifically amended hereby, all of the terms and provisions of the Original Agreement shall remain and continue in full force and effect.

3. **Governing Law.** The validity, construction and effect of this Amendment shall be determined exclusively in accordance with the laws of the State of New York, without regard to its provisions concerning the applicability of laws of other jurisdictions. Any suit with respect hereto will be brought in the federal or state courts in the districts which include New York, New York, and the Optionee hereby agrees and submits to the personal jurisdiction and venue thereof.

4. **Counterparts**. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to Nonstatutory Option Grant Agreement to be duly executed as of the date first written above.

PLASTINUM POLYMER TECHNOLOGIES CORP.

By: ______________________________
Name: Jacques Mot
Title: President and CEO

____
Nils Berten

{Amended NISO Option Grant (Berten) / 00158151.DOC / 2}